SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    April 7, 2020

UNITED-GUARDIAN, INC.
(Exact name of Registrant as Specified in Charter)

DELAWARE	1-10526	11-1719724
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

230 Marcus Boulevard, Hauppauge, New York		11788
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:    (631) 273-0900

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section l2(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	UG	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(a)	On April 7, 2020 Robert S. Rubinger resigned as Executive Vice President and Secretary of the Registrant. His resignation was the result of his decision to retire as an employee of the Registrant by the end of May, 2020. Mr. Rubinger will continue in his role as a Director of the Registrant, and will stand for re-election as a Director of the Registrant in the upcoming Annual Meeting of Stockholders scheduled for May 20, 2020.

(b)	On April 7, 2020 the Board of Directors of the Registrant appointed Andrea J. Young as Secretary of the Registrant, taking the place of Robert S. Rubinger, whose resignation as Secretary took place on April 7, 2020. Ms. Young is 51 years old, and currently holds the offices of Controller, Principal Financial Officer, and Treasurer of the Registrant. Her positions with the Registrant will end on May 20, 2020, the date of the Registrant’s Annual Meeting of Stockholders, unless reappointed to those positions by the Board of Directors at its meeting scheduled for May 20, 2020, as is anticipated. There are no arrangements or understandings between Ms. Young and any other person(s) pursuant to which she was selected as an officer. There are no family relationships between Ms. Young and any other employee or director of the Registrant. From May 2018 to date Ms. Young has been Treasurer and Principal Financial Officer of the Registrant. From September 2016 to date she has been Controller of the Registrant. From August 2017 to date she has been Human Resources Manager of the Registrant. From 2004 to August 2016 Ms. Young was one of the Controllers of Utopia Home Care, Inc.

(c)	On April 7, 2020 the Board of Directors of the Registrant appointed Peter Hiltunen as Senior Vice President. Mr. Hiltunen is 61 years old, and held the position of Vice President of the Registrant from July 2002 until April 7, 2020. He is currently Production Supervisor and Director of Plant Operations. His positions with the Registrant will end on May 20, 2020, the date of the Registrant’s Annual Meeting of Stockholders, unless reappointed to those positions by the Board of Directors at its meeting scheduled for May 20, 2020, as is anticipated. There are no arrangements or understandings between Mr. Hiltunen and any other person(s) pursuant to which he was selected as an officer. There are no family relationships between Mr. Hiltunen and any other employee or director of the Registrant. From July 2002 until April 7, 2020 Mr. Hiltunen was a Vice President of the Registrant, and he has been Production Manager of the Registrant since 1982.

Item 5.03	Amendments to Bylaws

On March 18, 2020 the Board of Directors approved the amendment and restatement of the Registrant’s bylaws. The following summarizes the material changes to the Registrant’s bylaws made by the amendment and restatement:

(1)	Stockholder meetings may be held by means of “remote communication” as provided under Section 211 of the Delaware General Company Law.

(2)	Written consents to the actions of the Board of Directors may be effectuated by delivery of an electronic transmission to a facsimile number or to an electronic mail address at which the Company has consented to receive such electronic transmissions.

(3)	Members of the Board of Directors may participate in a meeting of the Board of Directors, or committee thereof, by means of conference telephone or similar communications equipment as long as all persons participating in the meeting can speak with and hear each other,

(4)	Notices to directors and stockholders may be given by means of electronic communication, including email.

Item 9.01	Financial Statements and Exhibits

Exhibit 3.1 P	Bylaws of United-Guardian, Inc., as in existence immediately prior to the amendments authorized by the Board of Directors on March 18, 2020 (incorporated by reference to Exhibit 4.2 of the Registrant’s 1987 8-K).

Exhibit 3.2*	Bylaws of United-Guardian, as amended and adopted by the Board of Directors of the Registrant on March 18, 2020.

* Filed herewith

P: Indicates a paper filing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED-GUARDIAN, INC.

	By:	/s/ Kenneth H. Globus
	Name:	Kenneth H. Globus
	Title:	President
April 10, 2020